PLS CPA, A PROFESSIONAL CORPORATION
t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t
t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 433-2979
t E-MAIL changgpark@gmail.com t

December 10, 2012

To Whom It May Concern:

We consent to the incorporation by reference in the registration statements of Insulcrete, Inc. of our report dated on December 10, 2012, with respect to the unaudited interim financial statements of Insulcrete, Inc., included in Form 10-Q for the period ended September 30, 2010.

Very truly yours,

/s/  PLS CPA
PLS CPA, A Professional Corp.
San Diego, CA. 92111

Registered with the Public Company Accounting Oversight Board